Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264742 on Form S-8, of our report dated March 5, 2026, with respect to the consolidated financial statements of Global Crossing Airlines Group Inc., which includes an explanatory paragraph about the Company’s ability to continue as a going concern, included in its Annual Report on Form 10-K/A for the years ended December 31, 2025 and 2024.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

June 10, 2026